UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2017

Carolco Pictures, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 535-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2017, Carolco Pictures, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Big Ben Venture Partners Ltd. (“Big Ben”). Pursuant to the terms of the Agreement, Big Ben agreed to assist with the listing of a yet-to-be formed Swedish publicly traded subsidiary (the “Subsidiary”) on the Nordic Growth Market NGM AB, MIC Code XNGM, a regulated Swedish stock exchange (the “Listing”). Big Ben will provide bridge funding for the formation of the Subsidiary and assist with a reverse merger (the “into a clean shell company (or other suitable entity). In exchange for its services, the Company agreed to pay SEK 475,000 (approximately $57,000), of which SEK 275,000 (approximately $33,000) will be paid as a retainer upon execution of the Agreement.

Big Ben agrees to prepare a common stock public accession memorandum, as required by the Swedish stock exchange. Once the memorandum is compliant and approved, the Subsidiary may raise capital up to 2,500,000 Euros (approximately $2,875,000) and list the Subsidiary. Big Ben also agrees to provide public image consulting, including in regard to the website, investor relations page and press releases, legal advice, post-introductory public offering advice and support and compliance advice. In addition, Big Ben will assist with raising capital via a limited private offering prior to approval of an offering memorandum, with a goal of raising capital prior to the public offering, and will introduce the Company to institutional investment contacts in order to assist with capital raising.

As compensation for closing an equity transaction with an introduced party, Big Ben will be entitled to a success fee, payable in cash as funds are raised, directly or indirectly, by Big Ben, or otherwise agreed upon. The success fee will be as set forth below:

●	10.0% of the first SEK 3,000,000 (approximately $360,000)
●	8.0% of the following SEK 7,000,000 (approximately $840,000)
●	7.5% of the following SEK 30,000,000 (approximately $3,600,000)
●	6.0% of the following amount raised.

Big Ben also offers the Subsidiary a dual listing opportunity with OTC Pink or OTCQX International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: July 18, 2017	By:	/s/ Alexander Bafer
Alexander Bafer,
Chief Executive Officer